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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------

                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 14, 1996


                        HEFTEL BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                               0-24516                            99-0113417
- ------------------------------      ---------------------------------     ------------------------------
(State or other jurisdiction            (Commission File Number)                  (IRS Employer
      of incorporation)                                                        Identification No.)
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                     6767 West Tropicana Avenue, Suite 102
                            Las Vegas, Nevada 89103
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (702) 367-3322
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Item 5.  Other Events

         On June 14, 1996, Levine v. Cecil Heftel, H. Carl Parmer, Madison
Graves, Richard Heftel, John Mason, Heftel Broadcasting Corporation and Clear
Channel Communications, Inc. (Case No. 15066) was filed in the Court of
Chancery of the State of Delaware in the County of New Castle. This complaint is a purported class action complaint on behalf of Jeffrey Levine and all other stockholders of Registrant to enjoin the defendants from effectuating a $23.00 per share tender offer for their equity interests in Registrant by Clear
Channel Radio, Inc., an indirect subsidiary of Clear Channel Communications,
Inc. The plaintiff alleges, inter alia, that the tender offer is coercive to minority stockholders and manifestly unfair and that the offer price is substantially below the fair market value of the common stock of Registrant.
The plaintiff also alleges that Cecil Heftel and Carl Parmer are breaching their fiduciary duties to the stockholders of Registrant by negotiating a settlement of amounts which would be owed to them under their employment agreements upon a termination thereof by Registrant at the closing of the tender offer and by agreeing to enter into agreements not to compete with Registrant for five years after the closing of the tender offer. The suit seeks to enjoin preliminarily and permanently the defendants from proceeding with or consummating the proposed transaction or in the event the tender offer is completed, the rescission thereof and/or the grant of rescissory damages.
In addition, plaintiff seeks unspecified compensatory damages and an award of attorneys' fees and costs. Registrant believes this action is groundless and has no merit. Registrant intends to oppose this action vigorously.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 19, 1996                   HEFTEL BROADCASTING CORPORATION



                                        By: /s/ John T. Kendrick
                                            -------------------------
                                            John T. Kendrick,
                                            Senior Vice President and
                                            Chief Financial Officer



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